Exhibit 10.1

SECOND AMENDMENT TO OPERATING AGREEMENT OF

LEXINGTON ACQUIPORT COMPANY, LLC

This SECOND AMENDMENT TO OPERATING AGREEMENT OF LEXINGTON ACQUIPORT COMPANY, LLC (this “Amendment”) made as of November 10, 2006, by Lexington Corporate Properties Trust, a Maryland real estate investment trust , as a managing member (“LXP”), and The Comptroller of the State of New York, as Trustee of the Common Retirement Fund, as a non-managing member (the “Fund”). LXP and the Fund are sometimes individually referred to herein as a “Member” and collectively referred to herein as the “Members”. All capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to them in the Agreement (as defined).

WHEREAS, LXP and the Fund entered into the Operating Agreement (the “Agreement”) of Lexington Acquiport Company, LLC, a Delaware limited liability company (the “Company”), dated as of July 14, 1999, later as amended by First Amendment dated as of December 5, 2001;

WHEREAS, Section 12.12 of the Agreement provides that the Agreement may be amended only upon the written consent of all the Members; and

WHEREAS, LXP and the Fund, constituting all the Members of the Company, hereby desire to supplement and amend the Agreement as provided herein.

NOW, THEREFORE, the Members, in consideration of the covenants and agreements set forth herein, hereby amend the Agreement as follows.

1.             Additional Definitions. Section 1.1 of the Agreement is hereby modified and amended by inserting therein the following definitions in the appropriate alphabetical order:

“Acquiport Annual Plans” shall mean the Annual Plan and the Annual Plan as defined in the LAC II Operating Agreement.

“LAC II” shall mean Lexington Acquiport Company II, LLC, a Delaware limited liability company.

“LAC II Operating Agreement” shall mean the Operating Agreement of LAC II dated as of December 5, 2001, as amended.

2.             Amendment to Section 3.8(a) – Maximum Debt. Section 3.8(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a)           Maximum Debt. The total debt of the Company and LAC II at any time shall not exceed sixty-five percent (65%) of the market value of the assets of the Company and LAC II set forth in the current Acquiport Annual Plans (x) plus the capitalized cost of each asset acquired by the Company and LAC II since the ending date of the period covered by the current Acquiport Annual Plans and (y) minus the proceeds of any assets sold since the ending date of the period covered by the current Acquiport Annual Plans.

3.             Ratification and Confirmation of the Agreement; No Other Changes. Except as modified by this Amendment, the Agreement is hereby ratified and affirmed in all respects. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provision of the Partnership Agreement, other than as stated above.

4.             Further Assurances. Each of the parties hereto covenants and agrees to promptly take such action, and to cause such party’s affiliates to promptly take such action, as may be reasonably required to effectively carry out the intent and purposes of this Amendment.

5.             Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

6.             Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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                IN WITNESS WHEREOF, this Amendment to the Agreement is executed effective as of the date first set forth above.

LXP, AS THE MANAGING MEMBER
LEXINGTON CORPORATE PROPERTIES TRUST By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: Chief Executive Officer
THE FUND, AS A NON-MANAGING MEMBER
COMPTROLLER OF THE STATE OF NEW YORK, AS TRUSTEE OF THE COMMON RETIREMENT FUND By: /s/ David Loglisci Name: David Loglisci Title: Deputy Comptroller, Pension Investment and Cash Management